     As filed with the Securities and Exchange Commission on June 30, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

RES-CARE, INC.

(Exact name of company as specified in its charter)

Kentucky	61-0875371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10140 Linn Station Road
Louisville, Kentucky 40223
(Address of Principal Executive Offices, including Zip Code)

Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan
(Full title of the plan)

Ronald G. Geary	Copy to:
President and Chief Executive Officer
Res-Care, Inc.	Alan K. MacDonald
10140 Linn Station Road	Frost Brown Todd LLC
Louisville, Kentucky 40223	400 W. Market Street
(502) 394-2100	32nd Floor
(Name, address and telephone number,	Louisville, Kentucky 40202-3363
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered	per share	offering price	registration fee
Common Stock, no par value	1,000,000 shares [1]	$13.55 [2]	$13,550,000.00	$1,594.84

(1)	Plus such additional shares as may become issuable by reason of any anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457, a proposed offering price of $13.55, the average high and low prices on June 28, 2005 as reported by the Nasdaq National Market System, was used.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

          The following documents have been incorporated by reference in this Registration Statement:

(a)	ResCare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Form 10-K/A filed on April 29, 2005;

(b)	ResCare’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

(c)	ResCare’s Current Reports on Form 8-K and 8-K/A filed on January 24, March 8, April 11 and June 23, 2005; and

(d)	Information included in the Registrant’s definitive proxy statement filed on May 20, 2005 under the headings “Ownership of Equity Securities” and “Election of Directors – Nominees” on pages 2-7; and

(e)	The description of ResCare’s Common Stock, no par value, contained in the Registration Statement on Form S-3 (Reg. No. 333-23599) as such description may be amended or updated.

          All documents subsequently filed by ResCare pursuant to Sections 13, 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

          Section 271B.8-510 of the Kentucky Business Corporation Act (the “KBCA”) permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation’s best interests, and, if not in his official capacity, was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified under the above-referenced section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Indemnification against reasonable expenses incurred in connection with a proceeding is, unless otherwise limited by the corporation’s articles of incorporation, mandatory when a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

          The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

          Article X of the Registrant’s Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant’s Amended and Restated Bylaws provide indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Registrant. Exhibit No. 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 33-48749) is hereby incorporated by reference.

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated May 29, 1997. Exhibit No. 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 is hereby incorporated by reference.

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated June 23, 2004. Exhibit 3(i), 4 to the Registrant’s Quarterly

Exhibit No.	Description of Exhibit
Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference.

3.4	Amended and Restated Bylaws of the Registrant. Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-50726) is hereby incorporated by reference.

4.1	Article VI of the Articles of Incorporation of the Company, which describes the preferences, limitations and relative rights of the various classes and series of the Company’s shares, is included in Exhibits 3.1, 3.2 and 3.3.

4.2	Indenture dated November 15, 2001, by and among Res-Care, Inc., the Gurantors named therein and National City Bank, as trustee, relating to the Company’s $150,000,000 10 5/8% Senior Notes due 2008. Exhibit 99.3 to the Company’s Current Report on Form 8-K dated November 20, 2001 is hereby incorporated by reference.

4.3	Preferred Stock Purchase Agreement, dated as of March 10, 2004, by and between ResCare, Inc., a Kentucky corporation, and Onex Partners, LP, Onex American Holdings III, LLC, Onex U.S. Principals LP, Res-Care Executive Investco LLC. Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is hereby incorporated by reference.

4.4	Registration Rights Agreement by and among ResCare, Inc. and Onex Partners LP, Onex American Holdings III, LLC, Onex U.S. Principals LP, and ResCare Executive Investco LLC dated as of March 10, 2004. Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference.

5	Opinion of Frost Brown Todd LLC *

10.1	Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan*

23.1	Consent of KPMG LLP *

23.2	Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature page of this Registration Statement) *

*	Filed herewith.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the KBCA, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 22nd day of June, 2005.

By:	/s/ Ronald G. Geary

Ronald G. Geary
Chairman, President & CEO

POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald G. Geary	Chairman of the Board	June 22, 2005
President
Chief Executive Officer
Director

/s/ David W. Miles	Interim Chief Financial Officer	June 29, 2005
Principal Accounting Officer

/s/ David Braddock	Director	June 22, 2005

/s/ Michael J. Foster	Director	June 29, 2005

/s/ Robert E. Hallagan	Director	June 27, 2005

/s/ Olivia F. Kirtley	Director	June 22, 2005

/s/ Robert M. Le Blanc	Director	June 22, 2005

/s/ Steven S. Reed	Director	June 22, 2005

/s/ E. Halsey Sandford	Director	June 22, 2005

/s/ Nigel S. Wright	Director	June 25, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Registrant. Exhibit No. 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 33-48749) is hereby incorporated by reference.

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated May 29, 1997. Exhibit No. 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 is hereby incorporated by reference.

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant dated June 23, 2004. Exhibit 3(i), 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference.

3.4	Amended and Restated Bylaws of the Registrant. Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-50726) is hereby incorporated by reference.

4.1	Article VI of the Articles of Incorporation of the Company, which describes the preferences, limitations and relative rights of the various classes and series of the Company’s shares, is included in Exhibits 3.1, 3.2 and 3.3.

4.2	Indenture dated November 15, 2001, by and among Res-Care, Inc., the Gurantors named therein and National City Bank, as trustee, relating to the Company’s $150,000,000 10 5/8% Senior Notes due 2008. Exhibit 99.3 to the Company’s Current Report on Form 8-K dated November 20, 2001 is hereby incorporated by reference.

4.3	Preferred Stock Purchase Agreement, dated as of March 10, 2004, by and between ResCare, Inc., a Kentucky corporation, and Onex Partners, LP, Onex American Holdings III, LLC, Onex U.S. Principals LP, Res-Care Executive Investco LLC. Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is hereby incorporated by reference.

Exhibit Number	Description of Exhibit
4.4	Registration Rights Agreement by and among ResCare, Inc. and Onex Partners LP, Onex American Holdings III, LLC, Onex U.S. Principals LP, and ResCare Executive Investco LLC dated as of March 10, 2004. Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference.

5	Opinion of Frost Brown Todd LLC *

10.1	Res-Care, Inc. 2005 Omnibus Incentive Compensation Plan*

23.1	Consent of KPMG LLP *

23.2	Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature page of this Registration Statement) *

*	Filed herewith.